UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to Rule 14a-12.

RIVER FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RIVER FINANCIAL CORPORATION

2611 Legends Drive
Prattville, Alabama 36066
Telephone (334) 290-1012

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2025

The Annual Meeting of Shareholders of River Financial Corporation (the “Company”) will be held at The Legends Conference Center at 2500 Legends Circle, Prattville, Alabama, on May 13, 2025, at 5:30 p.m. CST.

The Annual Meeting of Shareholders is for the following purposes which are more completely described in the accompanying Proxy Statement:

1.
Election of the Board of Directors of the Company
2.
Proposal to approve River Financial Corporation's 2025 Incentive Stock Compensation Plan.
3.
Any other matters that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors of the Company has fixed the close of business on Wednesday, March 19, 2025 as the record date for determining which Shareholders will be entitled to notice of and to vote at the Annual Meeting.

Your vote as a stockholder is important regardless of the number of shares of the Company stock you own. Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible. You may vote by telephone at 1-800-652-8683, via internet by going to www.investorvote.com/RIFC, or scan the QR code with your smartphone. Your individual mailed notice will contain a unique QR code and 15-digit code located in the shaded bar on your notice. This will be needed in order to vote your shares electronically or via telephone. This will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you are unable to attend the Annual Meeting for any reason. If you are a stockholder whose shares of the Company stock are not registered in your own name, you will need additional documentation from your record holder in order to attend and vote personally at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Larry Puckett, Chairman of the Board

Prattville, Alabama

March 31, 2025

PROXY STATEMENT

River Financial Corporation

Proxy Statement for the Annual Meeting of Shareholders

We are providing this Proxy Statement to you in connection with the solicitation of proxies for our Annual Meeting of Stockholders of River Financial Corporation (the “Company”) to be held on May 13, 2025, at 5:30 p.m. CST at The Legends Conference Center at 2500 Legends Circle, Prattville, Alabama. The matters to be considered and acted upon at the Annual Meeting are listed in the accompanying Notice of Meeting of Stockholders and are described herein.

At the Annual Meeting we will elect nine persons to serve on the Board of Directors for a term of one year; vote on the 2025 Incentive Stock Compensation Plan; and discuss any other business.

We recommend you vote in favor of all proposals discussed in this Proxy Statement. This document gives you important information concerning the business to be addressed at the Annual Meeting, and we urge you to read it carefully.

This Proxy Statement is dated March 31, 2025.

THE MEETING

Date, Time and Place

We will hold the Annual Meeting of Shareholders at 5:30 p.m. CST on Tuesday, May 13, 2025 at The Legends Conference Center located at 2500 Legends Circle, Prattville, Alabama.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of Company common stock as of March 19, 2025, will receive notice of the Annual Meeting, and only those stockholders will be entitled to vote at the Annual Meeting. As of March 19, 2025, there were 7,763,383 shares of Company common stock issued and outstanding held by approximately 1,304 holders of record.

A quorum requires the presence, in person or by Proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders of the Company are entitled to cast on the record date.

We intend to count the following shares as present at the Annual Meeting for the purpose of determining a quorum:

•
shares of Company common stock present in person at the Annual Meeting but not voting;
•
shares of Company common stock represented by proxies on which the shareholder has abstained on any matter; and
•
shares of Company common stock represented by proxies from a broker with no indication of how the shares of Company common stock are to be voted.

Votes Required

The election of the persons who will serve on the Board of Directors for the Company requires a majority of the votes cast at the Annual Meeting.

3

You have one vote for each share of Company common stock that you hold of record on each matter to be considered at the Annual Meeting.

The Directors and Executive Officers of both River Financial Corporation and River Bank & Trust, along with the bank’s Employee Stock Ownership Plan (ESOP), who as a group beneficially own approximately 26.47% of the Company common stock, have stated their intention to vote all shares of Company common stock that they own for approval of all proposed director nominees listed in this Proxy Statement. 1

Voting of Proxies

We will vote shares represented by all properly executed proxies received in time for the Annual Meeting in the manner specified on each Proxy. We will vote properly executed proxies that do not contain voting instructions in favor of the proposed directors and other items set forth in the notice of meeting, and if any other business is properly brought before the stockholders of record at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Board of Directors unless the proxy is marked to withhold authority to cast such vote.

If you abstain from voting or withhold your vote on any proposal considered at the Annual Meeting, we will not count the abstention or withhold as a vote “for” or “against” any of the proposals for purposes of the Annual Meeting.

Revocability of Proxies

If you grant a proxy, you may revoke your proxy at any time until it is voted by:

•
delivering a notice of revocation or delivering a later dated proxy on or before May 13, 2025 to the attention of Karen Thompson Smith at the address stated above or by email at InvestorRelations@river.bank;
•
submitting a properly executed proxy with a later date; or
•
appearing at the Annual Meeting, revoking the proxy and voting in person.

Attendance at the Annual Meeting will not in and of itself revoke a proxy that you submitted prior to the Annual Meeting.

Solicitation of Proxies

The Company will bear the cost of the solicitation of proxies from its shareholders.

The Company will solicit proxies by mail. In addition, the directors, officers and employees of the Company may solicit proxies from stockholders by telephone, in person, email or by any other lawful means. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of stock held of record by those persons, and the Company will reimburse them for reasonable out-of-pocket expenses.

PROPOSAL I – ELECTION OF DIRECTORS

If, prior to the voting at the Annual Meeting, any person to be elected a director is unable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the members of the Board of Directors may recommend. The Company knows of no reason why any person would be unable to serve as a director.

[1] Employee Stock Ownership Plan (ESOP) holds 202,084 shares of Company common stock, representing 2.60%

4

The following list provides certain biographical information about the director nominees to be elected at the annual meeting.

Name	Age	Position	Director Since

Larry Puckett	83	Director and Chairman of the Board of Directors	2006
W. Murray Neighbors	75	Director and Vice Chairman of the Board of Directors	2015
James M Stubbs	62	Director and Chief Executive Officer	2006
Gerald R Smith, Jr	71	Director and President	2015
Vernon B. Taylor	60	Director	2006
John A Freeman	77	Director	2018
Charles R Moore,III	45	Director	2018
Jerry C Kyser, Jr	60	Director	2006
Brian McLeod	55	Director	2019

Below is certain information regarding our executive officers’ and directors’ individual experience, qualifications, attributes, and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors or executive officers.

Larry Puckett was one of the founding directors of River Bank & Trust in 2006, and was appointed as a Director and Chairman of the board of directors at that time. He currently serves as Chairman of the board of directors of both River Financial Corporation and River Bank & Trust. Mr. Puckett is also the Dealer/Operator and President of Larry Puckett Chevrolet in Prattville, AL. Mr. Puckett serves on multiple business and non-profit boards, and is considered to be a valued member and successful business person in the automotive industry and his community.

W. Murray Neighbors was appointed as a director and Vice Chairman of the board of directors in 2015. He currently serves as Vice Chairman of the board of directors of both River Financial Corporation and River Bank & Trust. Mr. Neighbors was one of the original members and founders of the board of directors and served as Chairman of the board of directors of Keystone Bancshares, Inc. and Keystone Bank in 2007. He is retired from the US Treasury Department, but remains an active developer of commercial and residential properties in Auburn, AL. Mr. Neighbors is also very active in his community as he has served as a member of the City of Auburn’s Commercial Development Authority, on the Business Development Committee for the Auburn Chamber of Commerce, as the Treasurer of the Lee County Rotary Club, and on the Lee County Planning Commission.

James M. (Jimmy) Stubbs was one of the founding directors, President and Chief Executive Officer of River Bank & Trust in 2006. He was appointed as a director of the board of directors and Chief Executive Officer of River Financial Corporation and River Bank & Trust in 2015, in which he currently serves in this capacity. He has over thirty-five years of commercial banking experience. Specifically, Mr. Stubbs served as a Vice President in the Consumer and Commercial Lending Departments of Aliant Bank from June 1986 through June 1997. Subsequently, he served as an Area President for Colonial Bank from June 1997 through February 2005, when he left to begin the formation of River Bank & Trust. Mr. Stubbs’ community involvement includes serving on numerous business and non-profit boards.

Gerald R. (Ray) Smith, Jr. has served on the board of directors and as President of River Financial Corporation and River Bank & Trust since 2015. Mr. Smith was a founding director and served as Chief Executor Officer for Keystone Bank, prior to the merger with River Bank & Trust. Mr. Smith also brings 50 years of banking experience and a long history of community involvement in Gadsden, AL. He previously served as City President for AmSouth, and later as the Area Executive of North Alabama for The Bank. Mr. Smith holds a vast knowledge of loan and deposit operations, as well as central loan underwriting.

5

Vernon B. Taylor was one of the founding directors of River Bank & Trust in 2006, and is currently serving as a director of River Financial Corporation and River Bank & Trust. He began his professional career in aviation and remains active in that field today. Mr. Taylor later founded and directed two aviation service companies based in the River Region. He is also an investor in local commercial real estate. Mr. Taylor is very active in the community while serving on several local boards.

John A. Freeman was appointed as a director of the board of directors in 2015. Mr. Freeman was one of the founding directors of Keystone Bank in 2007, and is currently serving as a director of River Financial Corporation and River Bank & Trust. He is the owner of Freeman Land Development, Inc., and has a long history as a community and civic leader in the Gadsden area. He also previously served as an advisory director of Superior Bank in Gadsden, AL, and as a member of Jacksonville board of visitors.

Charles R. Moore III was elected as a director of the River Bank & Trust board of directors in 2018, and as a director of both River Financial Corporation and River Bank & Trust in 2019, in which he currently serves in this capacity. Mr. Moore is a partner in the Birmingham office of the Bradley law firm, where he focuses on commercial lending and the representation of community banks. He is a native of Clanton, Alabama, and served on the board of directors of Peoples Southern Bank for ten years leading up to the 2018 merger with River. Mr. Moore also serves on the executive committee of Junior Achievement of Alabama, a nonprofit organization that teaches financial literacy, entrepreneurship, and workforce readiness in grades K-12. He is graduate of Vanderbilt University and the University of Virginia School of Law.

Jerry C. (Jake) Kyser Jr. was one of the founding directors of River Bank & Trust in 2006, and has continued to serve in this capacity. Mr. Kyser is a lifelong resident of Montgomery, Alabama and the President of Jerry Kyser Builder, Inc., a family business based in Montgomery that specializes in commercial construction and real estate development. He earned a Bachelor of Science degree in Building Construction from Auburn University. He has maintained an active Alabama Real Estate License since 1996, and is currently the owner and Qualifying Broker for Kyser Property Management Co. Inc. His current civic and community involvement includes the Greater Montgomery Home Builders Association, the Associated General Contractors of Alabama, and the Montgomery Area Chamber of Commerce Committee of 100, as well as Wright Flyers. Mr. Kyser has also played a crucial role in establishing the Montgomery Tourism Improvement District (MTID) and currently serves on the Montgomery Area Chamber of Commerce Board of Directors.

Brian McLeod was appointed as a director of the River Financial Corporation board of directors in 2019, and is currently serving in this capacity. Mr. McLeod was also one of the founding directors of Trinity Bank, prior to the merger in 2019. He is currently a partner with Brunson, Wilkerson, Bowden & Associates, P.C., a CPA firm serving the wiregrass region. Prior to that, he served as Vice President of Finance and Operations and director at The National Security Group, Inc. for over 30 years. He is a native of Coffee County, and served as the Board Chairman of the Wiregrass United Way Board of Trustees and the Coffee County Board of Education. Mr. McLeod also serves on the Board of Directors of Coffee County Habitat for Humanity, a member of the Elba Lions Club, while attending Hebron Baptist Church. He holds a Bachelor of Science degree from Troy University and a Master of Science degrees from the College for Financial Planning and Florida State University. In addition, Mr. McLeod is a Certified Public Accountant and Chartered Global Management Accountant.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SECURITY HOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 19, 2025 by:

•
each of our directors;
•
Company directors and executive officers as a group; and
•
each stockholder known by us to beneficially own more than 5% of our common stock

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholder.

Name	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(1)
Director Nominee
Larry Puckett	146,085	1.88%
Vernon B Taylor	154,200	1.99%
James M. (Jimmy) Stubbs	299,820(2)	3.86%
Gerald R. (Ray) Smith, Jr	149,250(3)	1.92%
W. Murray Neighbors	64,843	0.84%
John A. Freeman	27,996	0.36%
Charles R Moore, III.	22,441	0.29%
Jerry C. (Jake) Kyser, Jr.	89,730	1.16%
Brian McLeod	16,492	0.21%

Executive Officer
Jason B. Davis	17,400(4)	0.22%

Executive Officers and Directors as a Group	988,257(5)	12.73%

5% Stockholders known by us	N/A
(1)
Based upon total outstanding shares as of March 19, 2025. Percentages are calculated for each person assuming the exercise of stock options or stock warrants held by such person but that no other person exercises stock options or stock warrants. For the directors and executive officers as a group, the percentage is determined by assuming that each director and executive officer exercises all stock options and stock warrants but that no other person exercises stock options or stock warrants.
(2)
James M. (Jimmy) Stubbs’ ownership includes 85,000 vested stock options not yet exercised, 22,400 unvested restricted stock grants but have full voting rights, and 41,875 shares where he serves as the Trustee on multiple Trusts, wherein he holds no beneficial ownership, but only voting power respecting these shares.
(3)
Gerald R. (Ray) Smith, Jr.’s ownership includes 45,000 vested stock options not yet exercised, and 10,000 unvested restricted stock grants but have full voting rights.
(4)
Jason Davis’ ownership includes 9,900 vested stock options not yet exercised, and 5,800 unvested restricted stock grants but have full voting rights..
(5)
Refers to shares beneficially owned by Executive Officers and Directors of River Financial Corporation (the Company) only.

PROPOSAL II – APPROVAL OF RIVER FINANCIAL CORPORATION’S 2025 INCENTIVE STOCK COMPENSATION PLAN

On January 15, 2025, the board of directors of River Financial Corporation approved the 2025 Incentive Stock Compensation Plan (the “Plan”). The Plan permits the board of directors to grant options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”) respecting River Financial Corporation common stock to officers and employees of River Financial Corporation and River Bank & Trust. The Board believes that the Plan provides an effective means for River Financial Corporation to attract and retain skilled managers, executives and employees in a competitive market and that it is important to have stock available under the Plan for the purpose of these stock incentives.

Under the Plan, a total of 500,000 shares of River Financial Corporation Common Stock may be issued. We anticipate that the shares reserved for issuance under the Plan will be sufficient to meet our needs for approximately 10 years.

The following is a brief description of the Plan, a complete copy of which is an exhibit to River Financial Corporation’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 20, 2025.

Purpose of the Plan

Generally, the purpose of the Plan is to promote the interests of the Company by providing an incentive to officers and employees of the Company and its subsidiaries to remain in the employ of the Company or its subsidiaries and to aid River Financial Corporation in attracting and developing capable management personnel. Pursuant to the Plan, such persons will continue to be offered an opportunity to acquire and increase a proprietary interest in River Financial Corporation through awards of options to purchase Common Stock and other stock incentives such as SARs, restricted stock and RSUs (the “Awards”).

Terms of the Plan

Administration of the Plan. The Executive Compensation Committee (the “Committee”) will generally administer the Plan, and has the authority to grant Awards under the Plan, including setting the terms of the Awards. The Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the Plan.

Eligibility. All salaried employees of River Financial Corporation and its majority owned subsidiaries are eligible to participate in the Plan. Currently, approximately 195 employees are eligible. Awards under the Plan may be granted in any one or a combination of the following forms: incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”), non-qualified stock options, SARs, restricted stock and RSUs, each of which is discussed in more detail in “Terms of Awards” below.

Shares Issuable through the Plan. A total of 500,000 shares of common stock are authorized for issuance under the Plan. The common stock to be delivered pursuant to Awards under the Plan are to be made available from the authorized but unissued shares of common stock, or from shares of common stock that may be reacquired by the Company.

Limitations and Adjustments to Shares Issuable under the Plan. Awards relating to no more than 40,000 shares of River Financial Corporation common stock may be granted to a single participant in any fiscal year. The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code is 500,000. For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares that are not delivered because an Award is forfeited, canceled, or settled in cash will not be deemed to have been delivered under the Plan.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares, or other change in the shares of common stock, and the terms of any Award will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Duration of the Plan. No Awards as ISOs may be granted under the Plan after January 15, 2035.

General Terms of Awards

Options. An option is a right to purchase shares of common stock from River Financial Corporation. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. In addition, the Committee will determine the time or times that the options become exercisable. The term of an option will also be determined by the Committee, but may not exceed ten years. The Committee may accelerate the exercisability of any option at any time. The Committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

The option exercise price may be paid in cash; by check; in shares of common stock; or in any other manner authorized by the Committee. Subject to the restrictions provided in the agreement and the Plan, a participant receiving options has no rights of a stockholder, including the right to receive dividends, until shares of Common Stock are issued to the participant as a result of the participant’s exercise of his options.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of common stock or the cash value thereof determined by dividing the product of the number of shares as to which the SAR is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The Committee will determine the base price used to measure share appreciation, provided that the base price may not be less than the fair market value of a share of Common Stock on the date of grant. The Committee will also determine whether the right may be paid in cash, and the number and term of the SARs, provided that the term of a SAR may not exceed ten years. The Committee may accelerate the exercisability of any SAR at any time. The Plan restricts decreases in the base price of SARs on terms similar to the restrictions described above for options. Subject to the restrictions provided in the agreement and the Plan, a participant receiving SARs has no rights of a stockholder, including the right to receive dividends, until shares of Common Stock are issued to the participant as a result of the participant’s exercise of his SARs.

Restricted Stock. The Committee may grant shares of common stock subject to restrictions on sale, pledge, or other transfer by the recipient for a certain restricted period. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to us in the event of termination of employment or if specified performance goals or targets are not met. The Committee may, in its sole discretion, require the automatic deferral of dividends or reinvestment of dividends for the purchase of additional shares of restricted stock during the restricted period. During the restricted period, the participant shall have the right to vote such shares of restricted stock.

Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company one share of common stock on a specific future vesting or payment date. All RSUs will be subject to such other restrictions as the Committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit the units in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving RSUs has no rights of a stockholder until shares of Common Stock are issued to the participant. RSUs may be granted with dividend equivalent rights.

Transferability of Awards. Awards granted pursuant to the Plan may not be transferred except by will or the laws of descent and distribution.

Tax Withholding. River Financial Corporation may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock, or to withheld from the shares the participant would otherwise receive, shares, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined, and is subject to the Committee’s right of disapproval.

Federal Income Tax Consequences of Awards

Federal Income Tax Consequences Applicable to ISOs. An ISO qualifying under Section 422 of the Code receives special statutory treatment for federal income tax purposes. The receipt and exercise of an ISO under the Plan will not result in any taxable gain or income for federal income tax purposes to an employee to whom an ISO is granted or who exercises the ISO. We will not be entitled to any deduction for federal income tax purposes on account of the grant or exercise of an ISO. If the Common Stock acquired upon exercise of an ISO is held for at least one year from the date of exercise and two years from the date of grant of the option, no gain or loss will be recognized until disposition of the Common Stock, and any gain or loss realized upon disposition will be treated as gain from the sale or exchange of a capital asset. Any gain realized upon the exercise of an ISO but not taxable under the special treatment applicable to incentive stock options, however, will be included in computing “alternative minimum taxable income” subject to the alternative minimum tax imposed by Section 55 of the Code. If the Common Stock acquired upon exercise of an ISO is disposed of within the same taxable year of the recognition of such difference as an item of “alternative minimum taxable income,” other than by reason of death and certain other permitted dispositions, income from compensation will be realized and recognized to the employee in the year of the disposition. In that event, such difference will not be treated as an item of “alternative minimum taxable income” to the employee, and we will be entitled to a deduction in the same amount as the employee’s income from compensation in the year in which such disposition occurs.

If the exercise price of an ISO is paid for by the surrender of previously owned shares and the shares surrendered were acquired through the exercise of an ISO and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Not all rules regarding federal income tax issues are explained here. A holder of an Option should consider with the advice of a holder’s counsel such rules which, among other things, relate to disqualifying dispositions of shares, dispositions by the estate of a holder, redemption of shares acquired after the exercise of the Option and transfers by trustees. Stockholder approval of the Plan is required for ISOs to qualify as incentive options under the Code.

Federal Income Tax Consequences Applicable to Nonqualified Stock Options (“NQOs”). The NQOs granted under the Plan are not intended to and do not qualify as incentive stock options under Section 422 of the Code. A grantee will not realize taxable income upon the grant of an NQO, nor will River Financial Corporation be entitled to any tax deduction upon such grant. Upon the exercise of the NQO, the grantee will be required to include in his or her taxable income for the year the excess of the fair market value of the shares at the time of exercise over the aggregate option price paid for such shares. Amounts realized as compensation income by an employee upon exercise are also subject to federal income tax withholding, including FICA and FUTA withholding requirements under the Code and applicable state income tax laws.

Generally, River Financial Corporation is entitled to a deduction in computing its federal income taxes for the same year in which the grantee recognizes taxable income on account of his or her exercise of the NQO in an amount equal to the compensation income taxable to the grantee as a result of his or her exercise, provided River Financial Corporation has complied with the applicable withholding and reporting requirements, if any, under the Code. Such amounts are also subject to the matching contribution requirements by River Financial Corporation under FICA and FUTA.

Following the exercise of an NQO, the grantee’s basis in the shares received upon such exercise is equal to the option price paid for the shares plus any compensation income realized by him or her as a result of the exercise. Thereafter, upon sale of the shares received by the grantee, if the selling price exceeds such basis for the shares acquired upon exercise of the NQO, the excess is taxable to the seller as capital gain (either long-term or short-term, depending upon whether the shares have met the applicable holding period requirements), and no deduction is allowed to River Financial Corporation with respect to any such gain realized upon the sale. Should the selling price of the shares acquired upon exercise of the NQO be less than the basis of those shares, the difference is treated as a capital loss to the seller (either long-term or short-term, depending upon the applicable holding period).

If the exercise price of an NQO is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received.

The foregoing discussion assumes that an NQO under the Plan is exercised by the grantee and that any subsequent sale of the shares acquired upon exercise is made by the grantee. The federal income tax consequences may differ if an NQO is exercised following the death of a grantee or any shares acquired upon exercise are disposed of following the death of a grantee.

Federal Income Tax Consequences of SARs. Upon the exercise of an SAR and the receipt of cash, the grantee’s receipt of cash will be taxable to the grantee as ordinary income. If the grantee receives shares of Common Stock, the full fair market value of the shares received is taxable as ordinary income to the grantee. The grantee’s basis in any stock received will be the fair market value of the stock on the date of exercise of the SAR, and any subsequent sale of such stock will result in capital gain or loss, depending upon the sale price. Generally, River Financial Corporation will receive a deduction upon the exercise of the SAR in an amount equal to the income recognized by the grantee.

Federal Income Tax Consequences of Restricted Stock and RSUs. Generally, an employee will not incur a taxable gain or income for federal income tax purposes upon receipt of a grant of restricted stock or RSUs and River Financial Corporation will not be entitled to any deduction. The fair market value of the restricted stock is taxable to the employee as ordinary income on the date the restricted stock vests. If shares received upon vesting are later sold, any gain or loss on the sale of shares is taxable as short- or long-term capital gain, depending upon the length of time the stock was held. Any dividends received during the period of restriction or accrued and paid upon vesting are taxed as ordinary income. River Financial Corporation may receive a tax deduction in the amount and at the time the employee realizes ordinary income.

Individuals receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the restricted stock holder elects to realize compensation income with respect to the shares when the restricted stock is granted rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the holder receives them (valued without taking the restrictions into account), less any amount paid for the shares, and we will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the holder will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The holder’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to the fair market value when received by the holder, and the holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the holder will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the holder upon the making of the Section 83(b) election. To make a Section 83(b) election, a holder must file an appropriate form of election with the Internal Revenue Service and with us, each within 30 days after shares of restricted stock are received, and the holder must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.

An employee who receives RSUs is taxed on the fair market value of the shares of Common Stock received on the date the RSUs vest, and the value is reported as ordinary income in the year the vesting occurs. River Financial Corporation may receive a tax deduction in the amount and at the time the employee realizes ordinary income. Because no shares are actually issued with the grant of RSUs, no Section 83(b) election is permitted.

Section 409A. If any Award constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the Award be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control. If, in connection with a termination following a change of control, the exercisability, vesting or payout of an Award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

Performance-Based Limits. The Plan states that if awards are intended to satisfy Code Section 162(m), certain pre-established performance goals are to be applied for tax advantages to the Company. However, Section 162(m) of Code also limits tax advantages to a company respecting the compensation to the principal executive officer, principal financial officer and the next three highest paid executive officers (i.e., covered employees”), and, beginning after December 31, 2026, the next five highest paid executive officers. A company’s tax deduction is limited to $1 million per year for covered employees and requires performance-based compensation to meet certain preestablished, objective performance goals.

The foregoing discussion summarizes the federal income tax consequences of Awards that may be granted under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Effect of Termination of Employment or a Change of Control

Options and SARs. If a participant’s employment or service with River Financial Corporation or a subsidiary terminates for any reason other than death, disability, retirement or a change of control, the option or SAR shall expire on the earlier of (i) the last day of the term of the option or SAR or (ii) the date that is three months after the date of termination. Upon termination of employment by reason of death, disability or retirement, the option or SAR shall expire on the earlier of (w) the last day of the term of the option or SAR or (x) the first anniversary of the termination. An installment of a participant’s option or SAR shall not become exercisable on the otherwise applicable vesting date of such award if the participant’s termination occurs on or before such vesting date; provided, however, that options and SARs shall become fully and immediately exercisable upon (y) the death or disability of the participant or (z) the occurrence of a change of control. At the option of the Committee, upon a change of control, options may be cashed out based upon the equivalent price per share paid to stockholders in the transaction. If the Committee determines that a participant has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty or other bad act, the participant shall not be entitled to exercise or receive payment for any option or SAR.

Restricted Stock and RSUs. If a participant’s date of termination occurs during the restricted period or vesting period set forth in the award agreement, then the participant shall forfeit the restricted stock or RSUs, as applicable, as of the date of termination; provided, however, that if termination is due to the participant’s death, disability or change of control, all unvested shares of restricted stock or RSUs shall vest, free of all restrictions otherwise imposed by the Plan. If the Committee determines that a participant has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty or other bad act, the participant shall not be entitled to exercise or receive payment for any award of restricted stock or RSUs.

Change of Control. For purposes of the Plan, a “change of control” shall mean any of the following events:

•	acquisition by a person or a group of beneficial ownership of securities representing more than 20% of the combined voting power of the then-outstanding securities of River Financial Corporation;

•

during any period of two consecutive years or less, the individuals who at the beginning of such period constituted a majority of the board of directors cease, for any reason other than death, to constitute a majority of the board of directors, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of the period;

•	any event consisting of a change of control of River Financial Corporation that is required to be described pursuant to Item 6(e) of Schedule 14A of the Securities Exchange Act of 1934;

•	sale, transfer or other disposition of all or substantially all of the assets of River Financial Corporation to any person other than an affiliate of River Financial Corporation; or

•	approval by the stockholders of any merger, consolidation or statutory share exchange or sale of assets to an entity other than River Financial Corporation or its subsidiaries.

Termination or Amendment of the Plan

The Plan may be terminated or amended by the board of directors provided that stockholders of River Financial Corporation must approve any amendment that: (i) requires stockholder approval under applicable rules and regulations; or (ii) changes the maximum number of shares for which Awards may be granted. In addition, all outstanding Awards will be terminated in the event of a liquidation or dissolution of River Financial Corporation.

Other Information

See the Company’s Report on Form 8-K filed with the SEC on February 20, 2025 and the Annual Report on Form 10-K filed with the SEC on March 11, 2025, found at www.sec.gov, “Search Filings” for other information regarding the Plan and existing grants.

Vote Required

Approval of the Plan requires the affirmative vote of a majority of the shares of River Financial Corporation Common Stock voting at the River Financial Corporation annual meeting. Abstentions and broker non-votes will have no effect on the vote. The Board recommends a vote “FOR” the Plan.

FINANCIAL STATEMENTS

The audited financial statements of the Company for the fiscal year ended December 31, 2024 were prepared in conformity with Generally Accepted Accounting Principles and are available online at www.edocumentview.com/RIFC. If you would like a paper copy at no charge of the Form 10K, please call Karen Thompson Smith at (334) 290-2704 or email InvestorRelations@river.bank.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting requiring a vote of the stockholders, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. At your request, we will provide to you, at no charge, copies of the Articles of Incorporation and Bylaws of the Company. You may review information on the Company contained in the Company’s Form 10-K, Forms 10-Q and Forms 8-K and filed with the Securities Exchange Commission at www.sec.gov.

000001 RIVER VOTE FINANCIAL CORPORATION ENDORSEMENT_LINE_ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 SACKPACK Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card լլելերանեե Х 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters - here's how to vote! 000000000.000000 ext You may vote online or by phone instead of mailing this card. F Votes submitted electronically must be received by 7:00 PM, CST, on May 13, 2025. Online Go to www.envisionreports.com/RIFC or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/RIFC 1234 5678 9012 345 ▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ A Proposals - The Board of Directors recommend a vote FOR all Director nominees and FOR Proposals 2 and 3. 1. Election of the Board of Directors of the Company 01 - Larry Puckett + For Against Abstain For Against Abstain For Against Abstain 02 W. Murray Neighbors 03 James M. (Jimmy) Stubbs 05 - Vernon Taylor 06 John A. Freeman 08 - Jerry C. (Jake) Kyser, Jr. 09 - Brian McLeod For Against Abstain 04 Gerald R. (Ray) Smith, Jr. 07 - Charles R. Moore, III 2. Proposal to approve River Financial Corporation's 2025 Incentive Stock Compensation Plan 3. Any other matters that may properly come before the Annual Meeting or any adjournment thereof. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 Please keep signature within the box. 044RPC C 1234567890 1 UP X 6 4 0 0 8 9 JNT MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

2025 Annual Meeting 2025 Annual Meeting of Stockholders of River Financial Corporation May 13, 2025, 5:30 pm CT located at The Legends Conference Center 2500 Legends Circle, Prattville, Alabama We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 Proxy Statement and Annual Report are available at www.envisionreports.com/RIFC. The voting site is located at www.investorvote.com/RIFC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/RIFC ▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ Proxy - River Financial Corporation Notice of 2025 Annual Meeting of Stockholders + The undersigned hereby appoints James M. (Jimmy) Stubbs and Gerald R. (Ray) Smith, Jr., or any one of them, with full power of substitution in each, proxies to vote all the common stock of River Financial Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 13, 2025 at 5:30 p.m., Central Time, and at any adjournment thereof, as follows: Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all Director nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. +